Exhibit 99.1

Worksport Initiates Alpha Launch of Solis Solar Array and COR Mobile Battery Power Generator

New Nano-Grid System ‘SOLIS’ and ‘COR’ Stores 4,000Wh or more of Clean Energy Daily, Offering Modular, Portable Power Solutions for Vehicles, Jobsites, First Responders, Military, and Outdoor Enthusiasts.

West Seneca, New York, September 19, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is excited to announce a major update on its innovative, much anticipated, nano-grid system, known as “SOLIS & COR.” This system includes the SOLIS solar tonneau cover and the COR portable energy system. The plan to bring this system to market is strategically arranged in three phases: Alpha release, Beta release, and full-scale market launch. The Alpha release phase has been initiated, with approximately 100 systems set for rigorous testing and public exposure during this initial market release.

Figure 1 Bottom surface of Solis Solar Cover on the Production Line for Alpha Release

Steven Rossi, CEO of Worksport, expressed his enthusiasm, stating, “We are so excited to kick off the Alpha release phase of our cutting-edge nano-grid system. With production-ready units in hand and ready for testing, Worksport is eager to showcase these revolutionary solutions to influencers and media, gathering invaluable real-world feedback. This marks a pivotal step towards a full-scale market launch. For the Beta release phase, we plan to open pre-orders soon and will be sharing more details about the timeline of the Beta release during our Q3 earnings call.”

Product Details:

●	SOLIS & COR PRODUCT BROCHURE

●	SOLIS SOLAR COVER SPECIFICATION SHEET

DISCLAIMER: The above product brochure and specification sheet are provided for informational and media purposes only and dated as of the Worksport COR & SOLIS Alpha release. Please note that the design and specifications for the Beta and market releases are subject to change.

SOLIS & COR Launch Phases:

Alpha Release: In this pivotal testing and media spotlight phase, Worksport will rigorously assess the SOLIS and COR systems across various conditions, ensuring they surpass our engineering team’s high standards. This stage will generate invaluable user feedback, driving enhancements and strengthening our market position. Additionally, Worksport will present these cutting-edge products to key influencers and media outlets, amplifying our brand presence. The Company is also planning a live media and investor teach-in day, with details to be revealed in the coming weeks.

Beta Release: In this phase, Worksport will release machine manufactured units to initial preorder customers. This stage aims to solidify market validation and ignite a robust commercial production strategy, positioning Worksport for a strong entry into the market. Worksport will provide an update on the pre-order system for this highly anticipated SOLIS and COR system later this year.

Market Release: Worksport is tapping into a fast-growing, multi-billion-dollar market with its COR Portable Energy System and SOLIS Solar Tonneau Cover. The global portable power station market is rapidly forming with an increased appetite for off-grid power and clean energy. Worksport is positioning itself to challenge the leading competitor, which is said to be growing at 300% annually with over $1 billion in projected yearly sales. Worksport believes the COR battery system will come at competitive price points with a product the Company believes to be superior.

Furthermore, Worksport believes it has a unique advantage with its first-to-market, patented SOLIS Solar Tonneau Cover being a perfect complement to the COR system. Worksport is strategically positioned to penetrate the multibillion-dollar tonneau cover market, which is expanding at a CAGR of 8.6%, by leveraging superior cost efficiency and American innovation. Worksport believes it is well-positioned to capture market share. Worksport recently announced record-high revenues of $1.2 million for August 2024, following a 274% revenue increase in Q2 2024 from Q1 2024. The Company expects to continue its strong growth.

Worksport expects to finish the Alpha release rollout and initiate the early stages of the beta release within 2024. Projecting rapid growth and cash flow positivity within 2025, the Company will continue to provide rolling updates on product and sales developments.

COR: Portable Energy Storage with Versatility and Power

The modular COR portable energy system is designed to store and deliver power wherever needed. With a capacity of 1500Wh per battery and hot-swap technology, the COR system offers uninterrupted power for a wide range of applications. Whether it’s providing a last-mile EV range extension or powering tools and appliances at a worksite or campsite, COR is the ultimate mobile energy solution. Initial COR tests have demonstrated the system’s ability to outperform existing portable power solutions on the market. It has shown superior performance, especially in extreme temperatures, and it successfully handled 2000W nonlinear load tests with high-powered appliances, such as microwaves and air compressors. Its versatility positions Worksport as a leader in this rapidly growing sector.

The COR system is also expected to function as an electric vehicle (EV) range extender in future releases, offering an additional energy source to extend the range of EVs.

When paired with the SOLIS solar cover, the COR system becomes a mobile nano-grid, capable of charging in as little as 3.5 hours in optimal conditions. This combination offers a reliable, off-grid power source that is not only practical but also environmentally friendly. Steven Rossi previously stated “The COR and SOLIS systems function together as a powerful cleantech nano-grid, on a sunny day generating more than 4,000Wh of clean energy daily. That’s equivalent to fully charging up to 45 iPhones per hour.”

SOLIS & MPPT: A Breakthrough in Solar Energy Vehicles and Beyond

The SOLIS solar tonneau cover is the world’s first folding solar tonneau cover, combining robust design and solar technology to provide up to 650 watts of clean energy. This innovative product not only protects your truck bed but also transforms any compatible pickup truck into a mobile power station. It is the perfect solution for pickup truck owners, outdoor enthusiasts, and worksites.

The Company offers a wide range of truck bed models for major brands like Chevrolet/GMC, Jeep, Ram, Ford, Nissan, and Toyota. Selection is targeted to include models from 1999 to 2024, allowing the Company to cater to various needs, from older vehicles to the latest electric pickup trucks.

The SOLIS solar cover integrates seamlessly with Worksport’s proprietary Maximum Power Point Tracking (MPPT) technology, ensuring optimal energy harvesting and efficient charging. The MPPT solar charger is a vital component that bridges the Worksport SOLIS and COR systems, optimizing power output by continuously seeking the maximum power point from solar panels. This solar charger is intended to be compatible with a wide range of power storage products, including batteries from 12V to 48V and power stations up to 60V.

USA Production Hub for the SOLIS Cover

Worksport’s state-of-the-art facility in West Seneca, New York, is primed to be the production powerhouse for the highly anticipated SOLIS Cover. Already the manufacturing base for our Made-in-America AL3 tonneau cover line, this advanced facility boasts a robust production capacity, strategically positioning the Company to meet and exceed the market demand for the SOLIS cover and other groundbreaking products in the pipeline. In a testament to its significance and potential of economic value, the facility was recently awarded a substantial multi-year grant of up to $2.8 million from the State of New York, underscoring the state’s confidence in Worksport’s innovative trajectory.

Contact Information:

Investors and customers interested in learning more about Worksport’s innovative solutions are encouraged to visit our website at https://investor.worksport.com or attend our upcoming Q3 earnings call in November 2024. For product demonstrations or media inquiries, please contact media@worksport.com.

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com/

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

●	September 12: Worksport Reports Record High August Sales
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	September 3: Worksport Dealer Sales Update
●	August 20: Worksport ($WKSP) Begins COR Alpha Production
●	August 14: Worksport Announces Record High Revenues; 275% Q2 Growth
●	August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results
●	May 16: Worksport Reports 1,506% Q1 Revenue Surge
●	May 8: Worksport Awarded $2.8MM Grant
●	April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter.

●	Contact Information
Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128
W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E:investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.